Exhibit 23.1

Certified Public Accountants & Business Consultants
Bank of America Financial Center - 601 W. Riverside, Suite 1940 - Spokane, WA 99201-0611
509-838-5111 Fax: 509-838-5114 E-mail: wwpcpas@williams-webster.com

Board of Directors
FirstBingo.com
Toronto, Ontario
Canada

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated April 8, 2003, on the financial statements of FirstBingo.com as of December 31, 2002 and 2001 and the period then ended, incorporated in the Form 10-KSB and to be incorporated by reference to the Form SB-2/A-1 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

December 3, 2003